UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2025

FibroBiologics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41934	86-3329066
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

455 E. Medical Center Blvd.

Suite 300

Houston, Texas 77598

(Address of principal executive offices and Zip Code)

(281) 671-5150

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	FBLG	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on December 20, 2024, FibroBiologics, Inc. (the “Company”) entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”). Pursuant to the SEPA, the Investor will advance to the Company, subject to the satisfaction of certain conditions as set forth therein, the principal amount of $15 million (the “Pre-Paid Advance”), which will be evidenced by convertible promissory notes in three tranches. The Company also agreed to pay the Investor a commitment fee totaling $250,000 (the “Commitment Fee”). On December 20, 2024, the first tranche of the Pre-Paid Advance was disbursed and the Company issued a convertible promissory note to the Investor in the principal amount of $5.0 million. On December 30, 2024, the second tranche of the Pre-Paid Advance was disbursed and the Company issued a convertible promissory note to the Investor in the principal amount of $5.0 million (the “Second Note”).

On January 7, 2025, the Company satisfied the Commitment Fee by issuing 118,991 shares of its common stock, par value $0.00001 per share (the “Common Stock”), to the Investor at a $2.1010 price per share.

On January 23, 2025, the Investor converted $900,000 in principal amount of the Second Note and the Company issued to the Investor 552,113 shares of Common Stock at a $1.6301 conversion price per share.

On January 27, 2025, the Investor converted $500,000 in principal amount of the Second Note and the Company issued to the Investor 317,238 shares of Common Stock at a $1.5761 conversion price per share.

On January 29, 2025, the Investor converted $500,000 in principal amount of the Second Note and the Company issued to the Investor 334,336 shares of Common Stock at a $1.4955 conversion price per share.

On February 7, 2025, the Investor converted $1,100,000 in principal amount of the Second Note and the Company issued to the Investor 732,941 shares of Common Stock at a $1.5008 conversion price per share.

The Second Note has a remaining principal balance of $2.0 million.

The sale of the securities listed in this Item 3.02 were made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, including Regulation D and Rule 506 promulgated thereunder, as transactions by an issuer not involving a public offering. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 7, 2025	FibroBiologics, Inc.

	By:	/s/ Pete O’Heeron
	Name:	Pete O’Heeron
	Title:	Chief Executive Officer